                                                                    Exhibit 25.1

                                                                  CONFORMED COPY

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

--------------------------------------------------------------------------------

                                   FORM T-1
                   STATEMENT OF ELIGIBILITY UNDER THE TRUST
                    INDENTURE ACT OF 1939 OF A CORPORATION
                         DESIGNATED TO ACT AS TRUSTEE

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b)(2)

                                 HSBC Bank USA
              (Exact name of trustee as specified in its charter)

             New York                                  13-2774727
             (Jurisdiction of incorporation            (I.R.S. Employer
             or organization if not a U.S.             Identification No.)
             national bank)

             452 Fifth Avenue, New York, NY             10018-2706
             (212) 525-5600                             (Zip Code)
             (Address of principal executive offices)

                              Warren L. Tischler
                             Senior Vice President
                                 HSBC Bank USA
                               452 Fifth Avenue
                         New York, New York 10018-2706
                              Tel: (212) 525-1311
           (Name, address and telephone number of agent for service)

                          Danka Business Systems PLC
              (Exact name of obligor as specified in its charter)

             England and Wales                         98-0052869
             (State or other jurisdiction              (I.R.S. Employer
             of incorporation or organization)         Identification No.)

             Masters House                             11201 Danka Circle North
             107 Hammersmith Road                      St. Petersburg, FL 33716
             London W14 0QH England
             (Address of principal executive offices)

            Zero Coupon Senior Subordinated Notes due April 1, 2004
                        (Title of Indenture Securities)

                                    General

Item 1. General Information.
        --------------------

                 Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervisory authority to which it is subject.

                 State of New York Banking Department.

                 Federal Deposit Insurance Corporation, Washington, D.C.

                 Board of Governors of the Federal Reserve System, Washington, D.C.

         (b) Whether it is authorized to exercise corporate trust powers.

                          Yes.

Item 2. Affiliations with Obligor.
        --------------------------

                 If the obligor is an affiliate of the trustee, describe each such affiliation.

                          None

Item 16. List of Exhibits
         ----------------

Exhibit
-------

T1A(i)      (1)    Copy of the Organization Certificate of HSBC Bank USA.

T1A(ii)     (1)    Certificate of the State of New York Banking Department dated
                   December 31, 1993 as to the authority of HSBC Bank USA to commence business as amended effective on March 29, 1999.

T1A(iii)           Not applicable.

T1A(iv)     (1)    Copy of the existing By-Laws of HSBC Bank USA as adopted on
                   January 20, 1994 as amended on October 23, 1997.

T1A(v)             Not applicable.

T1A(vi)     (2)    Consent of HSBC Bank USA required by Section 321(b) of the
                   Trust Indenture Act of 1939.

T1A(vii)           Copy of the latest report of condition
                   of the trustee (March 31, 2001),
                   published pursuant to law or the
                   requirement of its supervisory or
                   examining authority.

T1A(viii)          Not applicable.

T1A(ix)            Not applicable.


(1) Exhibits previously filed with the Securities and Exchange Commission with registration No. 022-22429 and incorporated herein by reference thereto.

(2) Exhibit previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

                                   SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 11th day of June, 2001.



                                                     HSBC BANK USA


                                                     By:  /s/ Frank J. Godino
                                                        ------------------------
                                                              Frank J. Godino
                                                              Vice President

                                                               Exhibit T1A (vii)

                                                      Board of Governors of the
                                                      Federal Reserve System
                                                      OMB Number: 7100-0036
                                                      Federal Deposit Insurance
                                                      Corporation
                                                      OMB Number: 3064-0052
                                                      Office of the Comptroller
                                                      of the Currency
                                                      OMB Number: 1557-0081
Federal Financial Institutions
Examination Council                                   Expires March 31, 2000
--------------------------------------------------------------------------------
                                                      Please refer to page i,
                                                      Table of Contents, for
                                                      the required disclosure
                                                      of estimated burden.  [1]
--------------------------------------------------------------------------------
Consolidated Reports of Condition and Income for
A Bank With Domestic and Foreign Offices--FFIEC 031

Report at the close of business March 31, 2001

 (19980930)
-------------
 (RCRI 9999)

This report is required by law; 12 U.S.C. (S)324 (State member banks); 12 U.S.C. (S)1817 (State nonmember banks); and 12 U.S.C. (S)161 (National banks).


NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I,  Gerald A. Ronning, Executive VP & Controller
   ---------------------------------------------
     Name and Title of Officer Authorized to Sign Report


Of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.


   /s/ Gerald A. Ronning
-----------------------------------------------------------------
Signature of Officer Authorized to Sign Report

             05/14/01
-----------------------------------------------------------------
Date of Signature

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

  /s/ Youssef Nasr
--------------------------------------------------------------------------------
Director (Trustee)

  /s/ Bernard J. Kennedy
--------------------------------------------------------------------------------
Director (Trustee)

  /s/ Sal H. Alfieri
--------------------------------------------------------------------------------
Director (Trustee)
--------------------------------------------------------------------------------

Submission of Reports

Each Bank must prepare its Reports of Condition and Income either:

(a) in electronic form and then file the computer data file directly with the banking agencies' collection the agent, Electronic Data System Corporation
     (EDS), by modem or computer diskette; or

b) in hard-copy (paper) form and arrange for another party to convert the paper report to automated form. That party (if other than EDS) must transmit the bank's computer data file to EDS.

For electronic filing assistance, contact EDS Call report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.

To fulfill the signature and attestation requirement for Reports of Condition and Income for this report date, attach this signature page to the hard-copy of the completed report that the bank places in its files.


FDIC Certificate Number           0   0    5   8   9
                                    (RCRI 9030)


http://WWW.BANKING.US.HSBC.COM
---------------------------------------------------------------------
        Primary Internet Web Address of Bank (Home Page), if any (TEXT 4087) (Example: www.examplebank.com)


HSBC Bank USA
-------------------------------------------------------------------
Legal Title of Bank (TEXT 9010)

Buffalo
-------------------------------------------------------------------
City (TEXT 9130)

N.Y.                                            14203
-------------------------------------------------------------------
State Abbrev. (TEXT 9200)                  ZIP Code (TEXT 9220)


  Board of Governors of the Federal Reserve System, Federal Deposit Insurance
            Corporation, Office of the Comptroller of the Currency

                                                             REPORT OF CONDITION

Consolidated domestic subsidiaries
HSBC Bank USA                                                         of Buffalo
--------------------------------------------------------------------------------
  Name of Bank                                                          City

in the state of New York, at the close of business March 31, 2001


ASSETS
                                                                                                     Thousands of dollars
Cash and balances due from depository institutions:
                                                                                                    ------------------------
   Non-interest-bearing balances currency and coin                                                         $      1,981,664
   Interest-bearing balances                                                                                      4,063,724
   Held-to-maturity securities                                                                                    4,953,044
   Available-for-sale securities                                                                                 15,014,234
   Federal funds sold and securities purchased under agreements to resell                                         1,115,439
Loans and lease financing receivables:
   Loans and leases held for sale                                                                          $      3,159,153
   Loans and leases net of unearned income                                         $     37,802,430
   LESS: Allowance for loan and lease losses                                                526,704
   Loans and lease, net of unearned income, allowance, and reserve                                         $     37,275,726
   Trading assets                                                                                                 7,577,612
   Premises and fixed assets                                                                                        789,630
Other real estate owned                                                                                              17,964
Investments in unconsolidated subsidiaries                                                                           22,858
Customers' liability to this bank on acceptances outstanding                                                        239,362
Intangible assets: Goodwill                                                                                       2,436,422
Intangible assets: Other intangible assets                                                                          304,232
Other assets                                                                                                      2,874,885
Total assets                                                                                                     81,825,949

LIABILITIES

Deposits:
   In domestic offices                                                                                           36,390,533
   Non-interest-bearing                                                                   4,803,523
   Interest-bearing                                                                      31,587,010
In foreign offices                                                                                               22,084,993
   Non-interest-bearing                                                                     654,060
   Interest-bearing                                                                      21,430,933

Federal funds purchased and securities sold under agreements to repurchase                                        2,686,226

Trading Liabilities                                                                                               3,493,127
Other borrowed money                                                                                              5,606,108
Bank's liability on acceptances                                                                                     239,362
Subordinated notes and debentures                                                                                 1,539,372
Other liabilities                                                                                                 2,706,603
Total liabilities                                                                                                74,746,324

EQUITY CAPITAL

Perpetual preferred stock and related surplus                                                                             -
Common Stock                                                                                                        205,000
Surplus                                                                                                           6,375,009
Retained earnings                                                                                                   383,792
Accumulated other comprehensive income                                                                              115,652
Other equity capital components                                                                                           -
Total equity capital                                                                                              7,079,453
Total liabilities, minority interests and equity capital                                                         81,825,949